Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 3 to the Schedule 13D originally filed on December 31, 2008 (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.001 per share, of California Micro Devices Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: September 25, 2009

DIALECTIC CAPITAL PARTNERS, LP

By:	Dialectic Capital, LLC, its general partner

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

DIALECTIC CAPITAL MANAGEMENT, LLC

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

DIALECTIC OFFSHORE, LTD.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

DIALECTIC ANTITHESIS PARTNERS, LP

By:	Dialectic Capital, LLC, its general partner

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Managing Member

DIALECTIC ANTITHESIS OFFSHORE, LTD.

By:	/s/ John Fichthorn
	Name:	John Fichthorn
	Title:	Director

/s/ John Fichthorn
JOHN FICHTHORN

/s/ Luke Fichthorn
LUKE FICHTHORN